UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2024

Sarcos Technology and Robotics Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Appointment of Trevor Thatcher as Chief Financial Officer; Departure of Andrew Hamer as Chief Financial officer

On March 5, 2024, the Board of Directors (the “Board”) of Sarcos Technology and Robotics Corporation (the “Company”) appointed Trevor Thatcher as Chief Financial Officer of the Company. On February 29, 2024, The Company’s Chief Executive Officer, Benjamin Wolff and the Company’s then Chief Financial Officer, Andrew Hamer, discussed that it was an opportune time for a transition in the Company’s finance leadership, and that Mr. Thatcher was well qualified to assume the role of Chief Financial Officer. Mr. Hamer ceased serving as the Company’s Chief Financial Officer on March 5, 2024 upon the appointment of Mr. Thatcher to that position. On March 8, 2024, Mr. Hamer’s employment will terminate, and he will no longer serve in any other position at the Company or any of its subsidiaries. The Company thanks Mr. Hamer for his dedicated service.

Mr. Thatcher, 38, has served as the Vice President, Corporate Controller of the Company since December 2021. Prior to joining the Company, Mr. Thatcher served in various roles at LifeVantage Corporation, a direct selling company, from October 2014 to December 2021 including as the Senior Vice President, Corporate Controller, Vice President Corporate Controller, and U.S. Controller. Mr. Thatcher is a licensed certified public accountant in the state of Utah. Mr. Thatcher holds Bachelor of Science degrees in accounting and economics from Utah State University and a Master of Accounting degree from the University of Utah.

There are no family relationships between Mr. Thatcher and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Thatcher that are reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). There are no arrangements or understandings between Mr. Thatcher and any other persons pursuant to which he was selected as Chief Financial Officer.

Thatcher Employment Agreement

In connection with his appointment as Chief Financial Officer, Mr. Thatcher, Sarcos Corp. (a wholly-owned subsidiary of the Company), and the Company entered into an employment agreement on March 5, 2024 (the “Thatcher Employment Agreement”), which is attached as Exhibit 10.1 hereto. The Thatcher Employment Agreement does not have a specific term and provides that Mr. Thatcher is an at-will employee. Pursuant to the Thatcher Employment Agreement, Mr. Thatcher is entitled to an initial base salary of $300,000 per year and is eligible to receive an annual target bonus of 35% of Mr. Thatcher’s then-current annual base salary.

In connection with Mr. Thatcher’s appointment as Chief Financial Officer, on the first Quarterly Vesting Date (as defined in the Thatcher Employment Agreement) following his appointment as Chief Financial Officer (the “Grant Date”), it is expected that the Compensation Committee of the Board will grant to Mr. Thatcher an award of 100,000 restricted stock units with respect to shares of the Company’s common stock, which award will vest as to 25% of the award on the first anniversary of the Grant Date, and as to 1/12 of the remaining portion of the award every Quarterly Vesting Date thereafter, subject to Mr. Thatcher’s continued service. The equity award described in this paragraph will be granted subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and applicable forms of award agreement.

If, within the period beginning three months before and ending 12 months after a change in control (the “Change in Control Period”), Mr. Thatcher’s employment is terminated without “cause” (excluding by reason of death or “disability”) or Mr. Thatcher resigns for “good reason” (as such terms are defined in the Thatcher Employment Agreement), Mr. Thatcher will become entitled to the following benefits:

•
a lump-sum payment equal to 6 months of his annual base salary at the highest rate in effect during the term of the Thatcher Employment Agreement;
•
a lump-sum payment equal to 100% of his target annual bonus as in effect for the fiscal year in which his termination of employment occurs or, if such amount is greater, as in effect for the fiscal year in which the change in control occurs; provided, in either case, the Company has not previously paid Mr. Thatcher a bonus corresponding to such fiscal year;
•
reimbursement for the premium costs to continue health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to 6 months following his termination date; and
•
100% accelerated vesting of all outstanding equity awards with performance-based vesting assuming all performance criteria had been achieved at target levels, unless otherwise specified in the award agreements governing such equity awards, and 100% accelerated vesting of all other outstanding equity awards.

If, outside the Change in Control Period, Mr. Thatcher’s employment is terminated without cause (excluding by reason of death or disability) or Mr. Thatcher resigns for good reason, Mr. Thatcher will become entitled to the following benefits:

•
continued payment of his annual base salary at the highest rate in effect during the term of the Thatcher Employment Agreement for a period of 6 months following his termination date; and
•
reimbursement for the premium costs to continue health coverage under COBRA, or taxable monthly payments in lieu thereof equal to such premium costs, in either case, for up to 6 months following his termination date.

The receipt of the payments and benefits above is conditioned on Mr. Thatcher’s timely signing and not revoking a release of claims, and complying with his confidentiality agreement.

In addition, if any of the payments or benefits provided for under the Thatcher Employment Agreement or otherwise payable to Mr. Thatcher would constitute “parachute payments” within the meaning of Section 280G of the Code, and would be subject to the related excise tax, he would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to him. Mr. Thatcher’s employment agreement does not require us to provide any tax gross-up payments to him.

The foregoing description of the Thatcher Employment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, a copy of which is filed as Exhibit 10.1 hereto.

The Company entered into an indemnification agreement with Mr. Thatcher substantially in the form previously filed as Exhibit 10.17 of the Company’s Annual Report on Form 10-K filed on February 28, 2024 and will add him to its directors’ and officers’ liability insurance policy.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Employment Agreement, dated March 5, 2024, among Trevor Thatcher, Sarcos Corp., and the Company.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarcos Technology and Robotics Corporation

Dated:	March 6, 2024	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary